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                                                                                             EX-11

                                            HARRAH'S ENTERTAINMENT, INC.
                                         COMPUTATION OF PER SHARE EARNINGS


                                                    Second Quarter Ended            Six Months Ended
                                                   June 30,      June 30,      June 30,      June 30,
                                                      1995          1994          1995          1994

Income from continuing operations             $ 35,351,000  $ 29,669,000  $ 64,047,000  $ 51,754,000
Discontinued operations
  Earnings from discontinued hotel
    operations, net                             11,626,000    10,207,000    21,230,000    16,338,000

  Spin-off transaction expenses, net            (5,996,000)            -   (21,194,000)            -
Cumulative effect of change in accounting
  policy, net                                            -             -             -    (7,932,000)
                                              ------------  ------------  ------------  ------------
Net income                                    $ 40,981,000  $ 39,876,000  $ 64,083,000  $ 60,160,000
                                              ============  ============  ============  ============
Primary earnings per share
Weighted average number of common shares
  outstanding                                  102,349,378   101,615,334   102,231,919   101,556,187
  Common stock equivalents
    Additional shares based on average
      market price for period applicable to:
        Restricted stock                            77,943       432,838       151,525       448,017
        Stock options                              783,205       778,039       704,075       853,851
                                              ------------  ------------  ------------  ------------
Average number of primary common and
  common equivalent shares outstanding         103,210,526   102,826,211   103,087,519   102,858,055
                                              ============  ============  ============  ============

Primary earnings per common and common
  equivalent share
    Income from continuing operations               $ 0.35        $ 0.29        $ 0.62        $ 0.50
    Discontinued operations
      Discontinued hotel operations, net              0.11          0.10          0.21          0.16
      Spin-off transaction expenses, net             (0.06)            -         (0.21)            -
    Change in accounting policy, net                     -             -             -         (0.08)
                                                    ------        ------        ------        ------
    Net income                                      $ 0.40        $ 0.39        $ 0.62        $ 0.58
                                                    ======        ======        ======        ======
Fully diluted earnings per share
Average number of primary common and
  common equivalent shares outstanding         103,210,526   102,826,211   103,087,519   102,858,055
    Additional shares based on period-
      end price applicable to:
        Restricted stock                                 -        13,606         1,375        23,952
        Stock options                                    -             -        29,879             -
                                              ------------  ------------  ------------  ------------
Average number of fully diluted common and
  common equivalent shares outstanding         103,210,526   102,839,817   103,118,773   102,882,007
                                              ============  ============  ============  ============
Fully diluted earnings per common and
  common equivalent share
    Income from continuing operations               $ 0.35        $ 0.29        $ 0.62        $ 0.50
    Discontinued operations
      Earnings from discontinued hotel
        operations, net                               0.11          0.10          0.21          0.16
      Spin-off transaction expenses, net             (0.06)            -         (0.21)            -
    Change in accounting policy, net                     -             -             -         (0.08)
                                                    ------        ------        ------        ------
    Net income                                      $ 0.40        $ 0.39        $ 0.62        $ 0.58
                                                    ======        ======        ======        ======


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